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                                                                 Exhibit (12)(b)

WACHOVIA CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS

                                                                    Six
                                                                 Months
                                                                  Ended                                    Years Ended December 31,
                                                               June 30,      ------------------------------------------------------
(In millions)                                                      2002        2001        2000        1999        1998        1997
------------                                                    -------      ------      ------      ------      ------      ------
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                  $ 2,612       2,293         632       4,831       3,965       3,793
  Fixed charges, excluding preferred
    stock dividends and capitalized
    interest                                                      1,243       3,734       4,963       3,751       3,504       2,526
                                                    -------     -------      ------      ------      ------      ------      ------
        Earnings                                         (A)    $ 3,855       6,027       5,595       8,582       7,469       6,319
                                                    =======     =======      ======      ======      ======      ======      ======
Interest, excluding interest on deposits                        $ 1,159       3,581       4,828       3,645       3,395       2,420
One-third of rents                                                   84         153         135         106         109         106
Preferred stock dividends                                            12           6          --          --          --          --
Capitalized interest                                                 --          --          --          --          --          --
                                                    -------     -------      ------      ------      ------      ------      ------
        Fixed charges                                    (B)    $ 1,255       3,740       4,963       3,751       3,504       2,526
                                                    =======     =======      ======      ======      ======      ======      ======
Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                       (A)/(B)        3.07X       1.61        1.13        2.29        2.13        2.50
                                                    =======     =======      ======      ======      ======      ======      ======
INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                  $ 2,612       2,293         632       4,831       3,965       3,793
  Fixed charges, excluding preferred
    stock dividends and capitalized
    interest                                                      2,994       8,478      10,232       7,805       7,820       6,674
                                                    -------     -------      ------      ------      ------      ------      ------
        Earnings                                         (C)    $ 5,606      10,771      10,864      12,636      11,785      10,467
                                                    =======     =======      ======      ======      ======      ======      ======
Interest, including interest on deposits                        $ 2,910       8,325      10,097       7,699       7,711       6,568
One-third of rents                                                   84         153         135         106         109         106
Preferred stock dividends                                            12           6          --          --          --          --
Capitalized interest                                                 --          --          --          --          --          --
                                                    -------     -------      ------      ------      ------      ------      ------
        Fixed charges                                    (D)    $ 3,006       8,484      10,232       7,805       7,820       6,674
                                                    =======     =======      ======      ======      ======      ======      ======
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                       (C)/(D)        1.87X       1.27        1.06        1.62        1.51        1.57
                                                    =======     =======      ======      ======      ======      ======      ======
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